Exhibit 99.1

The First Bancorp Declares Dividend

DAMARISCOTTA, Maine – (BUSINESS WIRE) – September 15, 2011 – The Board of Directors of The First Bancorp (NASDAQ: FNLC), today declared a quarterly dividend of 19.5 cents per share. This third-quarter dividend, which is payable October 28, 2011, to shareholders of record as of October 5, 2011, is equal to the 19.5 cents per share declared in the previous twelve quarters.

“We continue to see stability in our operating results, with good earnings and credit quality showing little change – either up or down – over the past four quarters,” stated Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Many of our shareholders invest in The First Bancorp because of our generous dividend: and good earnings and strong capital are the two major factors enabling us to maintain the dividend at this level.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, the First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3272.